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                                                               EXHIBIT 10-12(c)

                        TELECOM ASSET PURCHASE AGREEMENT


     This Asset Purchase Agreement made as of June __, 1996 (the "Agreement") among Advanced Radio Technologies Corporation, a Delaware corporation, ("ART"), Telecom One, Inc. a Delaware corporation ("Telecom"), William Rodi, Gordon Hutchins, Jr. (Mr. Rodi and Mr. Hutchins are referred to herein as the "Selling Stockholders" and together with Telecom, the "Sellers").

     WHEREAS, ART wishes to purchase, and Telecom wishes to sell, certain assets, property and rights of Telecom, listed in Section 1.1 hereof, and defined as the "Assets" therein, in exchange for the consideration described in
Section 1.4 hereof (the "Transaction").

      NOW, THEREFORE, in consideration of the premises and the respective covenants and representations and warranties herein contained, the parties hereto agree as follows:

1.   SALE OF ASSETS.

     1.1. SALE OF ASSETS. Subject to and upon the terms and conditions of this Agreement, Telecom agrees to sell and transfer to ART and ART agrees to acquire from Telecom, free and clear of any pledge, lien, options, warrants, security interest, mortgage claim, charge, liability, right of first refusal or other encumbrance of any kind whatsoever (the "Liens"), at the Closing (defined below) all of Telecom's right, title and interest in, to and under the following assets (the "Assets"):

          all rights and incidents of interest in and to the 38 GHz radio authorizations granted by the FCC listed on Schedule 1.1 hereto (the "Authorizations") and all other licenses, permits, authorizations and approvals from all Federal, state, municipal, county, local and any other governmental or quasi governmental department, commission, board, bureau, agency, court or other instrumentality (collectively, the "Governmental Authorities") with respect to the foregoing.

     1.2. NO ASSUMPTION OF ANY LIABILITIES. ART will not assume, satisfy or perform any of the debts, liabilities, obligations or commitments of Telecom. Telecom will retain all such debts, liabilities, obligations and commitments.

     1.3. ADVANCE PAYMENT. ART shall pay to Telecom, upon the execution of this Agreement by each party, twenty-two thousand three hundred and forty-seven dollars ($22,347) as an advance payment under this Agreement (together with accrued interest, the "Advance Payment"). If the Closing occurs, the Advance Payment shall become the exclusive property of Telecom and the amount of the Advance Payment shall be credited against the Closing Payment (as hereinafter defined). If the Closing does not occur because of ART's breach of its obligations herein, Telecom shall retain the Advance Payment as complete


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satisfaction of any damages hereunder.  If the Closing does not occur for any other reason, the Advance Payment shall be retained by Telecom and offset payments owed from time to time by ART to Telecom under the Management Agreement (as herein defined) up to $22,347.

     1.4. DETERMINATION OF THE CONSIDERATION. The Purchase Price that ART shall pay for the Assets and the other agreements of the Sellers herein is one hundred eleven thousand seven hundred thirty-five dollars ($111,735.00) (the "Purchase Price").

     1.5. RIGHT OF FIRST REFUSAL. In addition to its purchase of the Authorization hereunder, ART shall have a right of first refusal with resect to any and all future 38 GHz authorizations granted by the FCC to Telecom or any of the Selling Stockholders, (the "Future Licenses") including without limitation the pending applications filed in the name of Telecom and listed on Schedule 1.5 ("Pending Applications") whether issued in the name of Telecom or any of its present or future affiliates. Should Telecom at any time after the date hereof, receive a bona fide offer to purchase, manage or lease Telecom's interest, or any portion thereof, directly or indirectly, in and to the Future Licenses, on terms and conditions acceptable to Telecom, Telecom shall refrain from accepting such offer until Telecom has given ART written notice of such offer, together with a true, correct and complete copy of such offer, and has afforded ART twenty-one business days following ART's receipt of such notice in which to review and consider the same. ART shall have a right of first refusal as to the purchase, management or lease of Telecom's interest in and to the Future Licenses on substantially identical terms and conditions stated in such offer, except as otherwise provided below, and except that, if the proposed price to be paid by such other party consist of assets, services or rights, the purchase price shall be the fair market value of the assets, services or rights offered. Such right may be exercised by ART by delivering to Telecom, prior to the twenty-first business day following ART's receipt of Telecom's notice of said bona fide offer, unequivocal written notice of ART's election to exercise such right to purchase, manage or lease. The closing of the transaction resulting from ART's exercise of ART's right of first refusal shall take place at a location mutually satisfactory to Telecom and ART at no earlier than thirty days following ART's exercise of this right of first refusal, subject to the receipt of a Final Order and as soon as practicable thereafter. If ART fails or declines to exercise ART's right of first refusal herein provided, then Telecom may sell or lease the Future Licenses on the terms of said bona fide offer.

2.   CLOSING.

     2.1. The closing of the Transaction (the "Closing") shall take place on such date and at such time within 30 days of the satisfaction of the conditions contained in Sections 9 and 10 as mutually agreed by the parties (the "Closing Date") (i) at the offices of Ropes & Gray, One International Place, Boston, Massachusetts 02110 or (ii) at such other place and time as the parties agree.


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     2.2.   DELIVERIES BY THE COMPANY AT CLOSING.  At Closing, the Sellers shall deliver to ART:

            (a) any Bills of Sale or other instruments of assignment reasonably required or requested by ART to transfer, convey and assign the Assets to ART;

            (b)  updated Schedules to this Agreement;

            (c) certified copies of resolutions of the shareholders and the board of directors of Telecom authorizing Telecom to enter into and perform its obligations under this Agreement;

            (d) a copy of the charter documents of Telecom certified by the appropriate public official and a copy of the by-laws of Telecom certified by its Secretary;

            (e) all such other documents and instruments as ART or its counsel shall reasonably request to consummate or evidence the transactions contemplated hereby; and

            (f)  any tax clearance certificates or other similar certificates.

     2.3. DELIVERIES BY ART AT CLOSING. At Closing, ART shall deliver to Telecom the Purchase Price in cash or by certified check or wire transfer; and such documents and instruments as Telecom or its counsel shall reasonably request to consummate or evidence the transactions contemplated hereby.

     2.4. CERTIFICATIONS; OPINIONS. At Closing ART and Telecom shall deliver the certificates, opinion of counsel and other documents described in Sections 9 and 10 hereof unless waived.

     2.5. CONSENTS. At Closing, Telecom shall deliver evidence satisfactory to ART that the Final Order required pursuant to Section 9.3 has been granted by the FCC.

     2.6. FORM OF DOCUMENTS AND INSTRUMENTS. All of the documents and instruments delivered at Closing shall be in form and substance, and shall be executed and delivered in a manner, reasonably satisfactory to the parties' respective counsel.

3. REPRESENTATIONS AND WARRANTIES OF TELECOM AND THE SELLING STOCKHOLDERS Telecom and each Selling Stockholder jointly and severally represent and warrant to ART as follows:

     3.1. ENTITY STATUS. Telecom is a corporation duly organized, validly existing and in good standing in the state of Delaware. Telecom has full power and authority to carry on its business as and where now conducted, and to own or lease and to operate its properties and


                                      -3-


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assets where such properties and assets are now owned, leased or operated by it and where such business is now conducted by it. Telecom is qualified to do business and is in good standing in each of the jurisdictions in which the nature of its business or the property owned or leased by it make such qualification necessary. Telecom has delivered to ART complete and correct copies of any organizational, by-laws or charter documents applicable to it, each as amended and in effect on the date hereof. The Selling Stockholders own 100% of the outstanding capital stock of Telecom, and there are no outstanding subscriptions, options, warrants or other rights convertible into or exercisable for, or any agreements to issue, capital stock of Telecom.

     3.2.   AUTHORITY FOR AGREEMENT; CONFLICTS.

            (a) Telecom and each of the Selling Stockholders have all necessary power and authority, corporate or otherwise, to enter into, execute and deliver this Agreement, the Telecom Management Agreement (the "Management Agreement") entered into between ART and Telecom dated the date hereof and the other documents to be delivered by Sellers at the Closing (the Management Agreement and such other documents are collectively the "Seller Documents") and to perform fully his or its obligations hereunder and the transactions contemplated hereby and thereby. The execution, delivery and performance of this Agreement and the applicable Seller Documents by Telecom has been duly authorized by all necessary corporate action.

            (b) Each of this Agreement and the Management Agreement has been, and the other Seller Documents, at the Closing, will have been, duly and validly executed and delivered by Telecom and each Selling Stockholder and each of this Agreement and the Management Agreement constitutes, and the other Seller Documents will constitute, the legal, valid and binding obligation of Telecom and each Selling Stockholder and each of this Agreement and the Management Agreement is, and the other Seller Documents will be, enforceable by and against Telecom and each Selling Stockholder in accordance with its respective terms, except as enforceability thereof may be limited by applicable bankruptcy, reorganization, insolvency or other laws affecting creditors' rights generally or by general principles of equity, regardless of whether such enforceability is considered in equity or at law.

            (c) The execution and delivery of this Agreement and the Seller Documents by Telecom and each Selling Stockholder and the consummation of the transactions contemplated hereby and thereby will not conflict with or result in any violations of or defaults under: (i) any statute, regulation, order, judgment or decree of any federal, state or local governmental body or regulatory authority applicable to Telecom, any Selling Stockholder or any of the Assets; (ii) any other statute, regulation, order, judgment or decree applicable to Telecom, any Selling Stockholder or any of the Assets under or in any other applicable jurisdiction; (iii) any mortgage, indenture, lease, agreement, instrument or other obligation to which Telecom or any Selling Stockholder


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     is a party or by which any of the Assets are bound; or (iv) any permit, concession, grant, franchise, license, of or applicable to Telecom or any Selling Stockholder. Such execution, delivery and consummation will not result in the creation of any lien, charge, encumbrance or security interest upon any of the Assets.

     3.3. CONSENTS AND APPROVALS OF GOVERNMENTAL AUTHORITIES. Except for the consent of the FCC to the transfer or change of control of the Authorizations, no consent, approval or authorization of, or declaration, filing or registration with, any governmental or regulatory authority is required to be made or obtained by Telecom or any Selling Stockholder in connection with its execution and delivery of and performance of its or his obligations under, this Agreement.

     3.4.   FCC REGULATORY MATTERS.

            (a) Each of the Sellers is in compliance with the Federal Communications Act of 1934, as amended (the "Communications Act"), and the rules, regulations and policies of the FCC promulgated thereunder applicable to either Telecom or the Assets, and each of the Sellers is in compliance with all other federal, state and local laws, rules, regulations and ordinances applicable to either Telecom or the Assets and is not in default under any order, writ, injunction or decree of any court or governmental agency or instrumentality applicable to either Telecom or the Assets.

            (b) SHARING AGREEMENTS. No agreement exists for the shared use of facilities, trunk lines, airspace, radio frequencies or other assets used in connection with the Assets or the Pending Applications.

            (c) FCC AUTHORIZATIONS. Schedule 1.1 sets forth a true and complete list of each Authorization that is being transferred to ART hereunder, the name of the licensee or permit holder, the call sign, the Authorization expiration date, and the status of any applications for assignment, transfer or waiver of FCC rules filed (or to be filed) with the FCC and a true and complete list of each Pending Application. Telecom has provided to ART true and correct copies of the Authorizations received by it from the FCC. Except for the Superseded Agreements, none of such Authorizations or Pending Applications are subject to any purchase, sale, option or right of first refusal agreements, and Telecom owns all of the right, title and interest in, to and under such Authorizations and Pending Applications. Telecom is qualified under all laws, rules and regulations to hold the Authorizations held by it.

            (d) FEES. All franchise, license or other fees and charges that have become due and payable with respect to the Assets pursuant to any applications, filings, recordings and registrations with, and all validations or exemptions, approvals, orders or authorizations, consents, Authorizations, certificates and permits from, the FCC, any


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     state public utility commission and any other federal, state or local regulatory or governmental bodies or authorities, including any subdivision thereof, have been paid.

            (e) AUTHORIZATION COMPLIANCE. The Authorizations are valid and in full force and effect without materially adverse conditions except for such conditions as are generally applicable to FCC Authorizations or holders of FCC Authorizations. No event has occurred and is continuing that could:
     (i) result in the revocation, termination or adverse modification of any Authorization listed on Schedule 1.1; or (ii) materially and adversely affect any rights of Telecom thereunder prior to Closing or of ART after Closing. Telecom has no reason to believe that the Authorizations will not be renewed by the FCC in the ordinary course. The current ownership and operation by Telecom, as applicable, of the Authorizations comply in all material respects with all the regulations and policies of the FCC.

            (f) REPORTS. Any and all reports and filings required to be filed with the FCC by Telecom with respect to the Authorizations have been filed and Telecom has provided true and correct copies of all such reports and filings to ART. All such reports and filings were accurate and complete in all material respects on the date thereof. From the date hereof through the Closing, all such required reports and filings will be filed by Telecom on a timely basis.

            (g) DISCLOSURE. Telecom knows of no facts pertaining to its qualifications to be a licensee which would cause the FCC not to issue its approval with respect to, or otherwise prevent, the transfer to ART pursuant to this Agreement of the Authorizations.

     3.5. TITLE TO THE TRANSFERRED ASSETS; LIENS; OTHER ASSETS. Telecom has good, indefeasible and transferable title to all of the Assets, free and clear of all Liens.

     3.6.   CONTRACTS.  Except for this Agreement, and except as disclosed on
Schedule 3.6, Telecom is not a party to any contract, commitment or similar agreement or arrangement, whether written or oral, by which any of the Assets is bound or affected.

     3.7. LITIGATION. There are no actions, claims, proceedings, suits and investigations pending, or, to the best knowledge of each of Telecom and the Selling Stockholders threatened against any of Telecom, the Assets or any of its properties, assets or rights before any court, arbitrator or administrative or governmental body: (i) relating to the Assets or which seek to revoke, rescind, cancel, modify or refuse to renew any Authorization or; (ii) in connection with the transactions contemplated hereby, nor is there any basis for any such action. There is no judgment, order or decree affecting the Assets or the transactions contemplated hereby.

     3.8. DISCLOSURE. Neither this Agreement nor any exhibit or schedule hereto nor any statement, list or certificate delivered to ART at or prior to the Closing pursuant to this


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Agreement contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statement contained herein and therein in the context in which they were made not misleading. Except as otherwise disclosed herein, none of Telecom or the Selling Stockholders know of any information or fact that has or would have a material adverse effect, or that might in the future have a material adverse effect, on the Assets.

     3.9. TAXES. Telecom has timely filed all requisite federal, state and local tax and information returns which are required to be filed by it and has paid, or made adequate provision for the payment of, all taxes which may have or may become due and there are no assessments or any basis therefor. There are no examinations in progress or claims against Telecom for federal or other taxes (including penalties and interest) for any period and no notice of any claim, whether pending or threatened, for taxes has been received.

     3.10. BROKERAGE. There are no claims for brokerage commissions or finder's fees or similar compensation in connection with the transactions contemplated by this Agreement based on any arrangement or agreement made by or on behalf of Telecom or any Selling Stockholder.

4. REPRESENTATIONS AND WARRANTIES BY ART. ART represents and warrants as follows:

     4.1.   CORPORATE STATUS; AUTHORITY.

            (a) ART is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has full corporate power and authority to carry on its business as now conducted and to own or lease and operate its properties as and in the places where such business is now conducted and as such properties are now owned, leased or operated.

            (b) ART has all necessary corporate power and authority to execute and deliver this Agreement and to carry out its obligations hereunder. At the Closing Date, the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby shall have been duly authorized by the Board of Directors of ART. This Agreement constitutes the valid and legally binding obligation of ART and is enforceable against it in accordance with its terms, except as enforceability thereof may be limited by applicable bankruptcy, reorganization, insolvency or other laws affecting creditors' rights generally or by general principles of equity, regardless of whether such enforceability is considered in equity or at law. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby, will not conflict with or result in any violation of or default under any provision of the charter documents or by-laws of ART or any material mortgage, indenture, lease, agreement or other instrument, permit, concession, grant, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to it or any of its respective properties.


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     4.2.   LITIGATION.  There are no judicial or administrative actions, suits, proceedings or investigations pending, or to the knowledge of ART threatened, that question the validity of this Agreement or of any action taken or to be taken pursuant to or in connection with the provisions of this Agreement, nor does ART know of any basis for any such action, suit, proceeding or investigation.

     4.3. CONSENTS AND APPROVALS OF GOVERNMENT AUTHORITIES. Except for the approval by the FCC of the transfer or change of control, as applicable, of the Authorizations and except as set forth on Schedule 4.3 hereto, no consent, approval or authorization of, or declaration, filing or registration with any court or governmental or regulatory authority is required to be made or obtained by ART in connection with its execution, delivery and performance of this Agreement.

     4.4. BROKERAGE. There are no claims for brokerage commissions or finder's fees or similar compensation in connection with the transactions contemplated by this Agreement based on any arrangement or agreement made by or on behalf of ART.

5. EXPENSES. Each party to this Agreement shall assume and bear all of its own respective expenses, costs and fees incurred or assumed by each in the preparation and execution of this Agreement and compliance herewith, whether or not the transaction herein provided for shall be consummated.

6. SURVIVAL OF REPRESENTATIONS AND WARRANTIES. All representations, warranties and agreements of each of Telecom, the Selling Stockholders and ART contained herein (including all schedules and exhibits hereto) or in any document, statement, certificate or other instrument referred to herein or delivered at the Closing in connection with the transactions contemplated hereby shall survive the execution and delivery of this Agreement, any investigation by ART of the Sellers or the Assets, the Closing and the consummation of the transactions contemplated by this Agreement.

7.   INDEMNITIES.

     7.1. INDEMNIFICATION BY THE SELLERS. The Sellers shall jointly and severally indemnify ART and its successors and assigns for any and all damages, claims, losses, liabilities, and expenses, including without limitation reasonable legal and accounting expenses (collectively, "Losses"), which may arise out of: (i) any breach of any Sellers' covenants and agreements hereunder; (ii) any inaccuracy or misrepresentation in any representation or warranty of any Seller hereunder, in each case as such representation or warranty would read if all materiality and knowledge standards and disclosure schedules were deleted from it, or any inaccuracy or misrepresentation in any certificate or document delivered in accordance with the terms of this Agreement by any Seller; (iii) any liabilities of Telecom; or (iv) any claim or action asserted


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by any third party arising out of or in connection with any event, act or omission relating to any of the Assets occurring prior to the Closing Date.

     7.2. INDEMNIFICATION BY ART. ART shall indemnify and hold harmless the Sellers from and against any and all Losses which may arise out of: (i) ART's breach of any of the covenants and agreements made in this Agreement by ART; or
(ii) any inaccuracy or misrepresentation in any representation or warranty of ART hereunder, in each case as such representation or warranty would read if all materiality and knowledge standards and disclosure schedules were deleted from it, or any inaccuracy or misrepresentation in any certificate or document delivered in conjunction with this Agreement.

8.   COVENANTS.

     8.1. PREPARATION FOR CLOSING. Telecom, the Selling Stockholders and ART agree to use their best efforts to maintain the accuracy of their respective representations and warranties contained in this Agreement until the Closing.

     8.2.   FCC AND OTHER APPROVAL.

            (a) The Sellers and ART will use their best efforts to join in and submit as quickly as possible one or more applications (the "Applications") to the FCC requesting the FCC's written consent to the change in control or the transfer, as the case may be, of the Authorizations to ART or designees of ART.

            (b) Except as otherwise provided herein, each party shall bear its own expenses in connection with the preparation and prosecution of the Applications. ART and the Sellers shall equally share in any application, consent or other fees charged by the FCC in connection with the Applications, and the cost of publishing any public notices in connection therewith.

     8.3. FURTHER ASSURANCES. At any time and from time to time at or after the Closing, at the request of ART and without further consideration, the Sellers will execute and deliver such other instruments of sale, transfer, conveyance, assignment and confirmation and take such action as ART may reasonably determine is necessary to transfer, convey and assign to ART, and to confirm ART's title to or interest in the Assets to put ART in actual possession and operating control of the Assets and to assist ART in exercising all rights with respect thereto.

     8.4. PUBLIC ANNOUNCEMENTS. Neither ART, Telecom or any of the Selling Stockholders will, at any time, without the prior written consent of the other party, make any announcement, issue any press release or make any statement to any third party with respect to this Agreement any of the specific matters discussed between the parties; provided that ART


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may make any disclosures it deems appropriate in any documents filed with the
Securities Exchange Commission.

     8.5. INFORMATION AND ACCESS; COMPLIANCE. During the period from the date of this Agreement and continuing until the Closing Date or until the termination of this Agreement pursuant to Section 11 hereof, Telecom shall afford to the officers, independent certified public accountants, counsel and other representatives of ART, reasonable access to the properties, books, records and personnel of Telecom used in or relating to the Assets. Telecom's provisions of access pursuant to this Section 8.5 shall in no way affect or otherwise obviate or diminish any representations and warranties of Telecom. Telecom shall take all reasonable actions necessary to comply promptly with all legal requirements which may be imposed on Telecom with respect to this Agreement and the transactions contemplated hereby (including furnishing all information required by the FCC in connection with transfer of the Authorizations and Pending Applications) and shall take all reasonable actions necessary to cooperate promptly with and furnish information to ART in connection with any such requirements imposed upon ART in connection with this Agreement and the transactions contemplated hereby. Telecom shall not take or reasonably fail to take any action which it believes would cause its disqualification as an assignor of the Authorizations.

     8.6. CONFIDENTIALITY. Telecom acknowledges that ART is considering a public and/or private sale of stock and debt and has filed material with the Securities and Exchange Commission. Telecom further acknowledges that, accordingly, it is important that no public communications of any kind and no communications to any third parties including without limitation to any investment bankers, investment analysts, journalists or reporters of any aspects or facts relating to this Agreement and the transactions related hereto be made by Telecom or any of its advisers, consultants or agents. Telecom shall take all steps reasonably necessary to ensure that its employees, officers, directors, advisers, attorneys, financial technical and other consultants, investment bankers and agents are informed and agree to abide by all of the relevant provisions of this Section 8.6. Telecom understands that ART may not have an adequate remedy at law for a beach or threatened breach by such party of the terms of this Section 8.6, and Telecom therefore agrees that, if there is any such breach or threatened breach, ART may, in addition to any other legal or equitable remedies available to it, obtain an injunction or restraining order to enjoin Telecom from the breach or threatened breach of this Section 8.6.

     8.7. CONDUCT OF BUSINESS BY SELLERS. Sellers covenant that the Seller shall not:

            (a) sell, transfer, convey or otherwise dispose of any of the Assets or, except in accordance with the provisions of this Agreement, any of the Pending Applications or any right thereto or interest therein,

            (b) encumber, or agree to encumber, in any way, or enter into any consensual restriction with respect to, any of the Assets or, except in accordance with the


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     provisions of this Agreement, the Pending Applications or any right thereto or interest therein, or

            (c) enter into any contract, agreements or understanding with respect to any of the Assets or, except in accordance with the provisions of this Agreement, the Pending Applications.

            (d) enter into any agreements or commitments for any of 8.7(a) through 8.7(c).

9. CONDITIONS PRECEDENT TO ART'S OBLIGATIONS. All obligations of ART under this Agreement are subject to the fulfillment to the reasonable satisfaction of ART prior to or at the Closing of each of the following conditions, any of which may be waived by ART in its sole discretion:

     9.1. REPRESENTATIONS AND WARRANTIES. The representations and warranties made by the Sellers in this Agreement (including all exhibits and schedules hereto), shall be true and correct in all material respects when made and shall be repeated and shall be true and correct in all material respects at and as of the Closing Date, and ART shall have received a certificate dated the date of the Closing signed by the chief executive officer of Telecom to the foregoing effect.

     9.2. CONSENTS. All filings with and consents from all federal, state and local governmental agencies required to consummate the transactions contemplated by this Agreement shall have been made or received, as applicable.

     9.3. FCC AUTHORIZATIONS. Without limiting the generality of Section 9.2, the FCC shall have authorized the transfer or change of control, as applicable, of all of the Authorizations by a Final Order (as defined below), without any conditions or restrictions that materially affect the value of the Authorizations or operations pursuant to the Authorizations or any conditions or restrictions materially different than the normal authorizations issued by the FCC to other 38 GHz license holders at the date of this Agreement. In the event that any FCC order approving the transfer of the Authorizations to ART imposes such conditions, this condition shall not be satisfied until such conditions are removed or eliminated, and Sellers shall fully cooperate in obtaining the removal or elimination of such restrictions. "Final Order" means an action by the FCC granting its consent to the assignment of a Authorization, with respect to which no request for stay, petition for rehearing, reconsideration or appeal is pending, and as to which the time for filing any petition for rehearing, reconsideration or appeal has expired and with respect to which the time for agency reconsideration or review taken on its own motion has expired, or in the event of the filing of such request, petition or appeal, an action which shall have been reaffirmed or upheld and with respect to which the time for seeking further administrative or judicial review shall have expired.


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     9.4.   PERFORMANCE BY TELECOM; CERTIFICATE.  Telecom shall have performed and complied with all agreements and conditions required by this Agreement to be performed or complied with by them prior to or at the Closing, and the chief executive officer of Telecom shall deliver to ART a certificate dated the Closing Date, to such effect.

     9.5. ABSENCE OF ERRORS AND OMISSIONS. ART shall not have discovered any material error, misstatement or omission in any of the representations or warranties, or any material failure to perform or satisfy any covenants or conditions required by this Agreement to be performed or satisfied by the Sellers on or prior to the date of Closing.

     9.6. OPINIONS OF COUNSEL FOR TELECOM. ART shall have received favorable opinions addressed to it and dated the Closing Date of Fleischman & Walsh LLP, counsel and FCC counsel for Telecom in form and substance acceptable to ART and its counsel.

     9.7. ABSENCE OF LITIGATION. No action or proceeding shall have been instituted or threatened prior to or at the Closing Date before any court or governmental body or authority pertaining to the transactions contemplated hereby, the result of which could prevent or make illegal the consummation of such transactions or which could be materially adverse to the Assets.

     9.8. UCC SEARCHES. ART shall have obtained Uniform Commercial Code (including fixture filings) and state and federal tax and judgment lien searches against Telecom all dated within 5 days of the Closing Date.

     9.9. RELEASE OF LIENS. All of the Assets shall be free and clear of all liens and ART shall have received evidence of the release of all liens and the termination of all financing statements, if any, as may be reasonably requested by ART.

     9.10. CORPORATE APPROVAL. This Agreement and the transactions contemplated hereby shall have been approved by the Board of Directors of ART.

10. CONDITIONS PRECEDENT TO THE OBLIGATIONS OF THE SELLERS. The obligations of the Sellers to consummate the transactions contemplated hereby shall be subject to the fulfillment by ART, prior to or at the Closing, of each of the following conditions:

     10.1. REPRESENTATIONS AND WARRANTIES. The representations and warranties made by ART in this Agreement shall be true and correct in all material respects when made and shall be repeated and shall be true and correct in all material respects at and as of the Closing Date, except as specifically provided for herein, and Telecom shall have received a certificate dated the date of Closing signed by an officer of ART, to the foregoing effect.

     10.2. GOVERNMENT CONSENTS. All filings with and consents from all federal, state and local governmental agencies required to consummate the transactions contemplated hereby shall have been obtained at or prior to the Closing.

     10.3. PERFORMANCE OF ART. ART shall have performed and complied with all agreements and conditions required by this Agreement to be performed or complied with by it prior to or at the Closing and an officer of ART shall deliver a certificate or certificates to Telecom to such effect.

     10.4. ABSENCE OF LITIGATION. No action or proceeding shall have been instituted or threatened prior to or at the Closing Date before any court or governmental body or authority pertaining to the transactions contemplated hereby, the result of which could prevent or make illegal the consummation of such transactions.

     10.5. PURCHASE PRICE. The Purchase Price shall have been delivered to Telecom.

11. TERMINATION. This Agreement may be terminated by the parties as set forth in this Section 11:

            (a)  at any time by the mutual written consent of Telecom and ART;

            (b) by ART at any time after July 1, 1997, if the conditions set forth in Section 9 shall not have been complied with or performed and such noncompliance or nonperformance shall not have been cured or eliminated by the Sellers by such time;

            (c) by Telecom at any time after July 1, 1997 (the "Seller Date"), if the conditions set forth in Section 10 hereof shall not have been complied with or performed and such noncompliance or nonperformance shall not have been cured or eliminated by ART by such time; provided that if prior to the Seller Date, the FCC has issued an order, that is not yet a Final Order, approving the transfer or change in control, as applicable, of the Authorizations, to ART, ART may extend the Seller Date until July 1, 1998 by notice to Telecom.

            (d) by the Sellers on the one hand, or by ART, on the other, if there shall have been a breach of any material representation, warranty, covenant or agreement on the part of the others set forth or contemplated by this Agreement, which breach cannot be cured prior to the Closing.

provided, however, that the terminating party may not terminate its obligations under this Agreement if such terminating party has breached this Agreement in any material respect.

     Notwithstanding any termination of this Agreement pursuant to this Section 11, the provisions of Sections 7, 8.4, 8.6 and 12.1 hereof shall remain in full force and effect.

12.  POST CLOSING COVENANTS.

     12.1. DISCLOSURE OF INFORMATION. From and after the Closing, the Sellers shall not use or disclose to any person any proprietary information of ART for any reason or purpose whatsoever, nor shall it make use of any such information for its own purposes or for the benefit of any person except ART or any affiliate thereof. The restrictions on use and disclosure of information contained in this Section 12.1 do not extend to any item of information that (A) is publicly known at the time of its disclosure, (B) is lawfully received from a third party not bound in a confidential relationship to ART, (C) is published or otherwise made known to the public by ART, or (D) is required to be disclosed pursuant to a court order, provided that, upon receiving notice such disclosure is required, the Sellers shall promptly give ART notice thereof, and the Sellers shall cooperate with ART's efforts, if any, to contest the applicability of such order.

     12.2. NON-COMPETITION/NON-INTERFERENCE/NON-SOLICITATION. The Sellers recognize and acknowledge the highly competitive nature of 38 Ghz operations and that ART would be irreparably harmed if Sellers were to compete with ART in the geographic areas covered by the Authorizations. Accordingly, in consideration of the premises contained herein, the consideration to be received hereunder and in consideration of and as an inducement to the transactions contemplated hereby, neither the Sellers nor any of their affiliates shall, from and after the date hereof until the fifth anniversary of the Closing Date: (i) apply for, manage, or acquire all or any part of any 38 Ghz authorizations in any area covered in whole or in any part by any of the 38 Ghz Authorizations being transferred pursuant hereto; (ii) interfere with, disrupt or attempt to disrupt the relationship, contractual or otherwise, between ART and any third party, including, without limitation, any customer, supplier or employee of ART, or
(iii) solicit any employee of ART for employment by the sellers or any of their affiliates.

     12.3. INJUNCTIVE RELIEF. The parties recognize and acknowledge that a breach of sections 12.1 or 12.2 by the Sellers may cause irreparable and material loss and damage to ART as to which ART may not have an adequate remedy at law or in damages. Accordingly, the Seller acknowledge and agree that, in addition to which ART may be entitled, the issuances of an injunction or other equitable remedy is an appropriate remedy for any such breach. It is the desire and intent of Sellers and ART that the provisions of sections 12.1 and 12.2 shall be enforced to the fullest extent permissible under the laws and public policies applied in each jurisdiction in which enforcement is sought. Accordingly, if any particular provision of any of said subsections shall be adjudicated to be invalid or unenforceable, such provision shall be deemed amended to delete therefrom the portion adjudicated to be invalid or unenforceable, such deletion to apply only with respect to the operation of such provision in the particular jurisdiction in which such adjudication is made.

13. ENTIRE AGREEMENT; ASSIGNABILITY. This Agreement, together with the schedules and exhibits hereto, constitutes the entire agreement between the parties hereto pertaining to the subject matter hereof and supersedes all prior and contemporaneous agreements, understandings, negotiations and discussions, whether oral or written, of the parties, and there are no warranties, representations or other agreements between the parties in connection with the subject matter hereof except as specifically set forth herein. This Agreement may not be assigned by any of the Sellers without the prior written consent of ART and any such attempted assignment shall be null and void.

14. AMENDMENT. This Agreement may be amended by the parties hereto at any time, but only by an instrument in writing duly executed and delivered on behalf of each of the parties hereto.

15. HEADINGS. Section headings are not to be considered part of this Agreement and are included solely for convenience and are not intended to be full or accurate descriptions of the contents thereof. References to Sections are to portions of this Agreement unless the context requires otherwise.

16. EXHIBITS, ETC. Exhibits, schedules and other documents referred to in this Agreement are an integral part of this Agreement.

17. SUCCESSORS AND ASSIGNS. All of the terms and provisions of this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective transferees, successors and assigns.

18. NOTICES, ETC. All notices, requests, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given on the date of delivery if delivered or mailed, first-class postage prepaid,

            (a)  if to Telecom, to:

                           Telecom One, Inc.
                           1004 Woburn Court, Suite 100
                           McLean, Virginia  22102
                           Attention:  Gordon Hutchins, Jr.

            with a copy to:

                           Fleischman & Walsh, LLP
                           1400 16th Street, N.W.
                           Washington, D.C.  20036
                           Attention:  Mitchell F. Brecher

            (b)  if to ART to:

                           Advanced Radio Technologies Corporation

                           500 108th Avenue, N.E., Suite 2600
                           Bellevue, Washington, 98004
                           Attention:  W. Theodore Pierson, Jr. and
                                        Thomas A. Grina

            with a copy to:

                           Ropes & Gray
                           One International Place
                           Boston, Massachusetts, 02110-2624
                           Attention:  Mary E. Weber, Esq.

19. GOVERNING LAW. This Agreement and the rights and obligations of the parties hereto arising out of this Agreement shall be governed by and construed in accordance with the laws of the State of Delaware without regard to the internal conflict of law provisions thereof.

20. SEVERABILITY. The provisions of this Agreement are severable, and if any one or more provisions are deemed illegal or unenforceable, the remaining provisions shall remain in full force and effect.

21. COUNTERPARTS. This Agreement may be executed simultaneously in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         [The remainder of this page has been intentionally left blank]

     IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

                           TELECOM ONE. INC.

                           By: ________________________________
                               Name:
                               Title:

                           ADVANCED RADIO TECHNOLOGIES
                            CORPORATION

                           By: ________________________________
                               Name:
                               Title:

                           SELLING STOCKHOLDERS

                           ____________________________________
                           Name:  William Rodi

                           ____________________________________
                           Name:  Gordon Hutchins, Jr.

                        TELECOM MANAGEMENT AGREEMENT


     THIS MANAGEMENT AGREEMENT ("Agreement") between Telecom One, Inc. ("Licensee"), a Delaware corporation, and Advanced Radio Technologies Corporation ("ART"), a Delaware corporation, is entered into as of the dates set forth next to the signatures below and is effective as of June __, 1996.

     WHEREAS, Licensee is the licensee for the Federal Communications Commission ("FCC") authorizations (collectively, the "Authorizations") for 38 GHz frequency radio systems (the "Systems") in various locations ("Markets"); and

     WHEREAS, Licensee and ART desire to enter into an exclusive agreement for the construction, operation, and management by ART of the Systems, including without limitation those listed in Exhibit A hereto, consistent with Licensee's obligations in connection with the Authorizations under all of the Federal and state laws, rules, and regulations;

     NOW, THEREFORE, in consideration of the premises and covenants hereinafter set forth, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties, intending to be legally bound, hereby agree as follows:

     1.  TERM OF AGREEMENT AND TERMINATION.

         (a) This Agreement becomes effective on the date set forth above. Unless it is terminated earlier pursuant to the provisions of this Section, the term of this Agreement ("Term") shall extend for ten years and shall renew automatically for additional ten year terms, unless either party terminates this Agreement as of the end of any such ten year term on at least 365 days' written notice prior to the end of any such term;

         (b) This Agreement shall terminate with respect to any of the Authorizations, upon the acquisition of any such Authorization by ART pursuant to FCC consent

         (c) At any time after the termination, pursuant to its terms, of the Asset Purchase Agreement between the parties hereto, dated the date hereof, either party may terminate this Agreement with up to 180 days' prior written notice to the other party.

     2. SYSTEM CONSTRUCTION AND MANAGEMENT; EQUIPMENT LEASE. Licensee hereby grants ART the exclusive right to manage the Systems under the following terms and conditions. Licensee agrees that it shall not grant any other party the right to manage its Systems and Authorizations, provided, however, that Telecom One, Inc. retains the right to construct and operate its Systems, provided that License agrees to coordinate the construction of all Systems with ART. Subject to Licensee's supervision and control, ART will use its reasonable efforts to undertake the planning, design, construction, installation, marketing, sales and operations of the Systems.

     In particular, the parties agree as follows:

         (a) ART shall propose a schedule of construction to Licensee that will identify the proposed date for each System to become operational in a manner designed to satisfy all FCC and other regulatory requirements. Licensee shall have ten business days in which to approve or reject such proposed schedule, not to be unreasonably withheld.

         (b) Once the schedule has been approved, ART shall use its reasonable efforts to construct the Systems in accordance with such schedule.

         (c) ART shall acquire, lease, or otherwise obtain the right to use all assets (collectively, the "Equipment"), necessary for the operation of the Systems, including any expansion, modification or reduction thereof.

         (d) On behalf of Licensee, ART shall bill and collect, from the users of the Systems, all fees, charges, or other compensation arising from such use, and shall pay all expenses and fees incurred or payable by the Systems.

         (e) Subject to Licensee's ultimate supervision and control, ART shall generally manage the day-to-day operations of the Systems and do or assist with any and all other acts and shall execute such other agreements, documents or instruments, as are consistent with FCC rules and regulations and, in the good faith judgment of ART, are necessary to carry out the development, construction and operation of the Systems, whether or not specifically enumerated herein.

         (f) All Equipment shall be acquired and constructed by ART and shall be the property of ART. The Equipment shall be leased to Licensee for the consideration described in Section 4 hereof during the term of this Agreement and solely for the purposes described herein. During the term of such lease, Licensee shall have full and unfettered access to all the Equipment used in Licensee's System. Such lease shall terminate simultaneously with the termination of this Agreement for any reason. Upon such termination, the Equipment shall remain the property of the ART, and ART may take immediate possession thereof.

     3. REGULATORY COMPLIANCE. The parties agree that Licensee is in sole control of the Authorizations and that it is required by FCC regulations to be in sole control of the licensed facilities so long as it is the Licensee. ART acknowledges and agrees that Licensee has ultimate control over all decisions affecting System, notwithstanding any other provision of this Agreement. ART will assist Licensee in complying with all applicable Federal, state and local regulations. This assistance includes, but is not limited to, the following:

         (a) Each System customer will be advised that service is provided over facilities licensed to and subject to the ultimate control by Licensee;

         (b) ART agrees to use its reasonable efforts to comply with all FCC timetables concerning construction and operation and to take such steps as may be needed to preserve any Authorizations that may be granted by the FCC, including discontinuing operations if so directed by Licensee to avoid any violations of FCC rules or regulations; ART will provide Licensee with advance written notice if it comes into possession of facts indicating that it will be unable to render a System operational within the timetable specified by the terms of the applicable authorization;

         (c) Neither ART nor Licensee shall represent themselves as the legal agents or one another;

         (d) Licensee shall, with the cooperation and assistance of ART, fully comply with the applicable requirements of the Communications Act of 1934, as amended (the "Act"), and all regulations necessary to keep the Authorization in full force and effect, including FCC regulations. Licensee shall prepare and submit to the FCC and any other relevant Federal, state or local agency all reports, applications, renewals, or other filings or documents that may be required for this purpose, provided that ART shall provide any assistance required by Licensee in fulfilling this obligation; and

         (e) In the event that ART determines that any modification to any System Authorization are necessary or desirable, ART will submit to Licensee a description of such proposed modifications for Licensee's review and approval, which shall not be unreasonably withheld. Upon approval, Licensee shall promptly file with the FCC any requests for modifications of the relevant Authorization submitted to such Licensee by ART which may be needed to make construction feasible, or any filings or appeals which are necessary to extend the period for construction under the FCC's rules. Such requests may include, but not be limited to, applications to the FCC for special temporary authority.

         (f) Each party has determined in good faith that this Agreement is consistent with the Act and the FCC's rules. In the event that the FCC determines that this Agreement is inconsistent with Licensee's obligations under the Act or it is otherwise contrary to FCC policies, rules and regulations, the parties agree to modify this Agreement in any reasonable way to maintain consistency with the Act and the FCC's rules, preserving to the maximum extent possible the essential business terms and conditions contained herein.

     4. LICENSE FEES. During the term of this Agreement, Licensee shall pay ART fifteen percent (15%) of all Gross Revenue (as defined below) as lease payments for the Equipment pursuant to Section 2(f) hereof (each such payment made from time to time is referred to as a "Lease Payment"), and Licensee shall pay ART seventy-five percent (75%) of all Gross Revenue as ART's compensation for managing the Systems pursuant hereto (each payment made from time to time is referred to as a "Management Payment"). ART shall remit all revenue relating to the Authorizations other than the Lease
Payments and Management Payments. Such revenue to be remitted to Licensee, for each calendar quarter, shall be distributed to Licensee within sixty days of the end of such quarter. "Gross Revenue" shall mean all revenue derived from the operation of the Systems less expenses paid to third parties in respect of equipment and facilities directly related to the provision of services.

     5. NOTICE. All notices and other communications shall be in writing and shall be deemed given the same day if delivered personally or sent by telecopy or the next business day if sent by express mail or courier (overnight delivery), or five (5) business days later if sent by registered mail or certified mail, return receipt requested, postage prepaid, to the parties at the following addresses or at such other address for a party as shall be specified by like notice, provided that notice of change of address shall be effective only upon receipt thereof:

         (a)  If to Licensee, to:
              Telecom One, Inc.
              1004 Woburn Ct., Suite 100
              McLean, Virginia  22102
              Attn:  Gordon Hutchins, Jr.

              With a copy to:

              Fleischman & Walsh LLP
              1400 16th St., N.W.
              Washington, DC 20036
              Attn:  Mitchell Brecher

         (b)  If to ART, to

              Advanced Radio Technologies Corporation
              500 108th Avenue, N.E., Suite 2600
              Bellevue, Washington 98004
              Attn:  Thomas A. Grina

              With a copy to:

              W. Theodore Pierson, Jr.
              Executive Vice President and General Counsel
              1200 Nineteenth St., N.W., Suite 607
              Washington, D.C.  20036

     6.  REPRESENTATIONS AND WARRANTIES.

         (a) Licensee represents and warrants that it is the licensee or permit holder with respect to the Authorizations listed in Exhibit A and that it is duly qualified under all laws, rules and regulations to hold such Authorizations. Licensee further represents and warrants that it is the sole holder of the Authorization and is the real party in interest with respect to the Authorizations and that no other party has an interest of any kind.
Licensee further represents that it has the requisite authority and/or capacity, as applicable, to perform its undertakings pursuant to this Agreement.

         (b) Licensee represents and warrants that it will take all necessary steps, to maintain the Authorizations with the FCC in good standing.

         (c) Each of the parties hereto represents and warrants that each shall take such steps and execute such documents as may be necessary from time to time to effectuate the terms and conditions of this Agreement.

         (d) ART represents and warrants that it is a corporation duly authorized and in good standing under the laws of the State of Delaware and has the requisite authority to perform its undertakings pursuant to this Agreement.

         (e) ART represents and warrants that it is familiar with the applicable rules and regulations of the FCC and that it is aware of no impediment to the performance of its undertakings hereunder.

     7.  INDEMNIFICATION.

         (a) Licensee agrees to indemnify and hold harmless ART from and against all liabilities, obligations, claims, damages, penalties, causes of action, costs and expenses (including, without limitation, reasonable attorney's fees and costs), imposed upon or incurred by or asserted against ART that arise as a result of the negligence or misconduct of Licensee or Licensee's employees or agents.

         (b) ART agrees to indemnify and hold harmless Licensee from and against all liabilities, obligations, claims, damages, penalties, causes of action, costs and expenses (including, without limitation, reasonable attorney's fees and costs), imposed upon or incurred by or asserted against Licensee that arise as a result of the negligence or misconduct of ART or ART's employees or agents, including but not limited, to conduct in violation of the Act, the rules and regulations of the FCC and the terms and conditions of the Authorization.

     8.  ASSIGNABILITY; SUCCESSORS AND ASSIGNS.

         (a) Licensee may not assign this Agreement without ART's prior written consent, which consent shall not be unreasonably withheld. Any assignment in violation of this Section 8 shall be null and void.

         (b) ART may assign its right to manage the Systems hereunder, with Licensee's prior written consent not to be unreasonably withheld, to another party, provided such assignee of ART has experience in the management of 38 GHz systems or other telecommunications facilities or, alternatively, employs either personnel of ART or other persons who have experience in the management of 38 GHz systems or other telecommunications facilities. Notwithstanding the foregoing, ART may assign its rights hereunder to a corporate affiliate. ART may employ such subcontractors or agents as it deems necessary in the performance of its duties hereunder.

         (c) This Agreement shall be binding upon and inure to the benefit of the parties hereto, and their respective heirs, representatives, successor and permissible assigns.

     9. SEVERABILITY. In the event that any provision herein is held to invalid, void, or illegal by any Federal, state or local court, or any regulatory agency, the remaining provisions of the Agreement shall remain in full force and effect and this Agreement shall be reasonably construed so as to preserve the original intent of the parties hereto insofar as practicable. In the event that any provision herein is deemed to be invalid, void, in violation of any agency rules, or otherwise unlawful, the parties shall use their respective best efforts to amend the offending provisions to bring them into legal compliance with minimum disruption to the expectations of the parties as set forth in this Agreement.

     10. COUNTERPARTS. This agreement may be executed in any number of counterparts with the same as if the signature of each counterpart were in the same instrument.

     11. NO WAIVER OF RIGHTS; AMENDMENT. The failure of either party to insist, in any one or more instances, upon the performance of any of the terms, covenants or conditions herein, or to exercise any right hereunder, shall not be construed as a waiver or relinquishment of the future performance of any such term, covenant or condition, or the future exercise of such right, but the obligation of the other party with respect to such future performance shall continue in full force and effect. This Agreement may only be amended, modified or changed by a writing signed by all parties hereto.

     12. WARRANTY. THERE ARE NO EXPRESS OR IMPLIED WARRANTIES, INCLUDING, WITHOUT LIMITATION, IMPLIED WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE, RESPECTING THIS AGREEMENT OR THE SERVICE PROVIDED HEREUNDER.

     13. ENTIRE AGREEMENT. This Agreement supersedes any other agreements between the parties, whether oral or written, including but not limited to the Services Agreement entered into April 24, 1996 between Telecom One, Inc. and Advanced Radio Telecom Corp., with respect to the Authorizations, relating to the matter contemplated herein, and constitutes the entire agreement by and between the parties, there being no other agreements or understandings between the parties as expressly set forth herein.

     14. GOVERNING LAW/PROCEDURE. This Agreement will be governed by the laws of the State of Delaware; provided that any dispute under this Agreement will be resolved by arbitration under the Commercial Arbitration rules of the American Arbitration Association, using one arbitrator.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

ART:                               LICENSEE:

Advanced Radio Technologies        Telecom One, Inc.
Corporation

By:____________________________    By:____________________________

Printed Name:__________________    Printed Name:__________________

Title:_________________________    Title:_________________________

Dated:_________________________    Dated:_________________________


Advanced Radio Telecom Corp.
(for purposes of Section 13 hereof only)

By:____________________________

Printed Name:__________________

Title:_________________________

Dated:_________________________